SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (Date earliest event reported) December 9,1994


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     13-5550175
             (a Delaware corporation)
             225 Baronne Street
             New Orleans, Louisiana  70112
             Telephone (504) 529-5262

1-2703       GULF STATES UTILITIES COMPANY           74-0662730
             (a Texas corporation)
             350 Pine Street
             Beaumont, Texas  77701
             Telephone (409) 838-6631

1-8474       LOUISIANA POWER & LIGHT COMPANY         72-0245590
             (a Louisiana corporation)
             639 Loyola Avenue
             New Orleans, Louisiana 70112
             Telephone (504) 569-4000

0-5807       NEW ORLEANS PUBLIC SERVICE INC.         72-0273040
             (a Louisiana corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70112
             Telephone (504) 569-4000




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Form 8-K                                                   Page 1
December 9, 1994


Item 5.   Other Materially Important Events

          Entergy Corporation, GSU, LP&L and NOPSI

          As previously reported in the Form 10-Q for the Quarterly Period Ended September 30, 1994, a recent Louisiana Supreme Court decision held, among other things, that the Louisiana legislature's suspension of certain state sales and use tax exemptions had the additional effect of suspending exemptions from local sales and use taxes. The Louisiana Supreme Court has granted an application for rehearing of this issue, and its decision is therefore not yet final. Neither Entergy nor any of its subsidiaries operating in Louisiana (principally Louisiana Power & Light Company ("LP&L), New Orleans Public Service Inc. ("NOPSI") and Gulf States Utilities Company ("GSU")) is a party to the case. However, Entergy has filed an amicus curiae brief in the case asking the Louisiana Supreme Court to reverse its decision. Oral argument in the case has been set for January 20, 1995.

          If the Louisiana Supreme Court does not reverse its decision in the case, the effect could be that certain sales of electricity and gas, fuels and other items used to generate electricity in Louisiana by LP&L, NOPSI and GSU could be subject to local sales and use taxes. Retroactive application of the obligation to collect these taxes could result in an aggregate liability for back taxes on the part of the Entergy system companies estimated to be approximately $110 million per year, for up to four years. The annual liability of LP&L, NOPSI and GSU, respectively, is estimated to be approximately $60 million, $20 million and $30 million.

          Each of the affected Entergy companies believes that such taxes (if any) assessed against it, including uncollected taxes for prior years, will be recoverable from customers. While a full recovery of all such taxes cannot be assured, the affected Entergy companies will seek to collect any such taxes from their respective customers.

Entergy Corporation and GSU

          As previously reported in the Form 10-Q for the Quarterly Period Ended September 30, 1994, various cities in GSU's Texas retail service territory adopted ordinances directing GSU to reduce its Texas retail base rates by $45.9 million and GSU appealed the cities' ordinances to the Texas Public Utilities Commission ("PUCT"). On November 14, 1994, those cities that intervened in the PUCT appeal filed testimony with the PUCT supporting a $105.4 million base rate reduction in lieu of the previously proposed $45.9 million reduction. On November 21, 1994, the PUCT staff filed testimony that supported a $38.2 million base rate reduction. GSU has filed information with the PUCT that it believes supports the current level of rates. Hearings are currently ongoing.


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Form 8-K                                                   Page 2
December 9, 1994



                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Entergy Corporation



                                 By:      /s/ Lee W. Randall
                                             Lee W. Randall
                                           Vice President and
                                        Chief Accounting Officer

                                 Gulf States Utilities Company
                                 Louisiana Power & Light Company
                                 New Orleans Public Service Inc.



                                 By:       /s/ Lee W. Randall
                                             Lee W. Randall
                                    Vice President, Chief Accounting
                                     Officer and Assistant Secretary

Dated:  December 9, 1994